Exhibit 23

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2024, relating to the statutory-basis financial statements of Wilton Reassurance Life Company of New York.
We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 29, 2024